UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒                              Filed by a Party other than the Registrant    ◻

Check the appropriate box:

◻	Preliminary Proxy Statement

◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

◻	Definitive Additional Materials

◻	Soliciting Material under ss. 240.14a-12

ESCALERA RESOURCES CO.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

◻	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

◻	Fee paid previously with preliminary materials.

◻

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

ESCALERA RESOURCES CO.

1675 Broadway, Suite 2200

Denver, Colorado 80202

(303) 794-8445

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 16, 2015

To our stockholders:

You are invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Escalera Resources Co., a Maryland corporation (the “Company”), on Tuesday, June 16, 2015, at 10:00 A.M. (Central Time) at the offices of Norton Rose Fulbright LLP, Fulbright Tower, 1301 McKinney, Suite 5100, Houston, Texas 77010.

At the meeting, stockholders will be asked to:

1.	Elect five directors to our Board of Directors for one-year terms to expire at the 2016 annual meeting;

2.	Approve, on an advisory (non-binding) basis, compensation of our named executive officers as set forth in the proxy statement;

3.	Ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for 2015; and

4.	Transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

Only common stockholders of record at the close of business on April 20, 2015 are entitled to notice of, and to vote at, the Annual Meeting.

All stockholders planning to attend the meeting are requested to RSVP to RSVP@escaleraresources.com. Stockholders holding stock in brokerage accounts must bring a brokerage statement or other evidence of share ownership as of April 20, 2015 in order to be admitted to the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 16, 2015.

We are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our proxy statement and annual report at http://www.edocumentview.com/ESCR. On or about May 7, 2015, we will mail our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access our proxy materials and vote online. The Notice also provides instructions on how you can request proxy materials to be sent to you by mail or email and how you can enroll to receive proxy materials by mail or email for future meetings. Your request for proxy materials should be made by June 2, 2015 in order to ensure timely delivery of the materials.

Common stockholders of record at the close of business on April 20, 2015 are entitled to vote. Each share entitles the holder to one vote. Your vote is important and we encourage you to vote your shares promptly, whether or not you plan to attend the meeting. You may vote over the Internet by following the instructions provided on the Notice or proxy card mailed to you or by telephone by following the instructions found on the Internet site provided on the Notice or proxy card. You may also vote in person at the meeting or, if you request to receive proxy materials by mail, by completing and returning a proxy card.  Please vote in advance of the meeting even if you plan to attend.

By Order of the Board of Directors

Denver, CO	/s/ Carol A. Osborne

April 23, 2015	Carol A. Osborne Corporate Secretary

PROXY STATEMENT

ESCALERA RESOURCES CO.

1675 Broadway, Suite 2200

Denver, Colorado 80202

(303) 794-8445

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 16, 2015.

The Notice of Annual Meeting and Proxy Statement and the Report on Form 10-K for the Year Ended December 31, 2014 are available at: www.edocumentview.com/ESCR.

ANNUAL MEETING OF STOCKHOLDERS

To be held on June 16, 2015

GENERAL INFORMATION ABOUT THE MEETING

This proxy statement (“Proxy Statement”) is being furnished by Escalera Resources Co. (“we,” “us,” “Escalera” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) to be voted at the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment of the Annual Meeting. The Annual Meeting is to be held on June 16, 2015, at 10:00 a.m. (Central Time) at the offices of Norton Rose Fulbright LLP, Fulbright Tower, 1301 McKinney, Suite 5100, Houston, Texas 77010. Whether or not you personally attend, it is important that your shares be represented and voted at the Annual Meeting. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number, or by requesting a proxy card and mailing it in the postage-paid envelope provided. Check your Notice of Internet Availability of Proxy Materials (“Notice”) or the information forwarded by your bank, broker, or other stockholder of record to determine the voting options available to you. This Notice will be first mailed to stockholders on or about May 7, 2015.

SOLICITATION AND RATIFICATION OF PROXIES

The proxy accompanying this Proxy Statement is being solicited by our Board. We will bear the entire cost of this solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional information furnished to stockholders. In addition to using the mail, proxies may be solicited by directors, executive officers, and other employees of the Company, in person or by telephone. No additional compensation will be paid to our directors, executive officers, or other employees for these services. We will also request banks, brokers, and other stockholders of record to forward proxy materials, at our expense, to the beneficial owners of our common stock.

If a proxy card is requested, signed and returned, it will be voted as specified in the proxy, or, if no vote is specified, it will be voted “FOR” each of the nominees to the Board (Proposal #1), “FOR” approval, on an advisory (non-binding) basis, of the compensation of our named executive officers (Proposal #2), and “FOR” ratification of the Audit Committee’s appointment of Hein & Associates LLP (“Hein”) as our independent registered public accounting firm for 2015 (Proposal #3). If any matters that are not specifically set forth on the proxy card and in this Proxy Statement properly come to a vote at the meeting, the proxy holders will vote in accordance with their best judgment. At any time before it is exercised, you may revoke your proxy by timely delivery of written notice to our Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), or by voting in person at the Annual Meeting. Voting in advance of the Annual Meeting will not limit your right to vote at the Annual Meeting if you decide to attend in person. If you are a beneficial owner, but your shares are registered in the name of a bank, broker, or other stockholder of record, the voting instructions form mailed to you may not be used to vote in person at the Annual Meeting. Instead, to be able to vote in person at the Annual Meeting you must obtain, from the stockholder of record, a proxy in your name and present it at the Annual Meeting. See “Questions and Answers about the Annual Meeting” in this Proxy Statement for an explanation of the term “stockholder of record.”

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: Why did I receive a Notice of Internet Availability of Proxy Materials?

A:   Under rules of the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies to our stockholders. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Q: What is the record date and why is it important?

A:   The record date is the date used by our Board to determine which stockholders (“Stockholders of Record”) of the Company are entitled to receive notice of, and vote on the items presented at, the Annual Meeting. Our Board established April 20, 2015 as the record date for the Annual Meeting. On April 20, 2015, we had 14,279,450 shares of our common stock outstanding. Each share of common stock is entitled to one vote.

Q: What is a proxy?

A:   A proxy is your legal designation of another person to vote the shares that you own. That other person is called a proxy. We have provided an electronic proxy card at www.edocumentview.com/ESCR that you will use to vote your shares online or by telephone. If you requested a paper copy of our proxy materials, you also can vote using the proxy card enclosed with those materials by mail or in person at the Annual Meeting. On our proxy card, you will find the names of the persons designated by the Company to act as proxies to vote your shares at the Annual Meeting. When you submit a valid proxy card, the people named as proxies are required to vote your shares at the Annual Meeting in the manner you have instructed.

Q: What am I voting for?

A:   At the Annual Meeting, stockholders will be asked to elect the directors to the Board for one-year terms to expire at the 2016 annual meeting, vote to approve an advisory (nonbinding) resolution regarding the compensation of our named executive officers, and ratify the Audit Committee’s appointment of Hein as our independent registered public accounting firm for 2015.

Q: How do I vote?

A:   You may vote at the Annual Meeting in person or by proxy. Before the Annual Meeting, you can give a proxy to vote your shares of common stock by following the instructions on your Notice.

Q: Will my shares be voted if I do not provide my proxy?

A:   It depends on whether you hold your shares in your own name or in the name of a brokerage firm. If you hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or vote in person at the Annual Meeting. Brokerage firms generally have the authority to vote customers’ unvoted shares on certain “routine” matters. If your shares are held in the name of a brokerage firm, the brokerage firm can vote your shares for the ratification of the selection of Hein as our independent registered public accounting firm for 2015 if you do not timely provide your proxy because this matter is considered “routine” under the applicable rules. Brokerage firms cannot vote on the proposal to elect directors or the proposal to approve the advisory resolution on our officers’ compensation without your specific instructions.

Q: How many votes do you need to hold the Annual Meeting?

A:   A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders except as otherwise provided by statute or by our articles of incorporation. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting.

Q: Who conducts the proxy solicitation and who will bear the cost?

A:   The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to our common stockholders, will be borne by us. Proxies may be solicited on our behalf by directors, officers and regular employees of the Company by telephone or other means. There will be no special or additional compensation for these services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of record of our common stock, and we will reimburse them for their related charges and expenses. We may also elect to engage a proxy solicitation firm to distribute and solicit proxies.

Q: Can I revoke or change my vote after I submit my proxy?

A:   Yes. You may revoke your proxy at any time before the Annual Meeting by signing a new proxy card with a later date, voting on a later date via telephone or using the Internet (only your latest telephone or Internet proxy submitted prior to the Annual Meeting will be counted), or by electing to vote in person at the Annual Meeting.

Q: Who will count the vote?

A:   Votes at the Annual Meeting will be counted by an inspector of election, who has been appointed by our Board. The Board has appointed a representative from Computershare Investor Services, our transfer agent, as inspector of election.

Q: How does the Board recommend that I vote?

A:   The Board recommends that you vote FOR the following proposals:

•	The election of all nominated directors to the Board, each for a one-year term to expire at the 2016 annual meeting;
•	Approval of the advisory resolution on compensation for our named executive officers as set forth in the Proxy Statement; and
•	The ratification of the Audit Committee’s appointment of Hein as our independent registered public accounting firm for 2015.

Q: How can I vote on each of the matters and how will the votes be counted?

A:   In the election of directors, you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each of the five nominees. If you elect to abstain from the election of directors, the abstention will not have any effect on the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

For the (i) advisory vote on compensation of our named executive officers, and (ii) ratification of the appointment of Hein as our independent auditors, you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to these two proposals. If you elect to abstain from voting on either of these proposals, the abstention will have the same effect as an “AGAINST” vote with respect to such proposal.

Q: What do I need to show to attend the Annual Meeting in person?

A:   In order to attend the Annual Meeting, stockholders holding stock in brokerage accounts must bring a brokerage statement or other evidence of share ownership as of April 20, 2015 in order to be admitted to the meeting. All stockholders of record as of the record date may attend the meeting with proper proof of identity. Please RSVP to Carol Osborne, our Corporate Secretary, at RSVP@escaleraresources.com if you plan to attend the meeting.

Q: What happens if I sign and return my proxy card but do not provide voting instructions?

A:   If a stockholder provides a proxy but gives no instructions, such stockholder’s shares will be voted in accordance with the recommendation of our Board.

Q: Where will I be able to find voting results of the Annual Meeting?

A:   We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

AVAILABLE INFORMATION

If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

Upon written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2014 to any stockholder of record, or to any stockholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on April 20,  2015. Any request for a copy of these reports should be mailed to:

Adam Fenster

Chief Financial Officer

Escalera Resources Co.

1675 Broadway, Suite 2200

Denver, Colorado 80202

Stockholders may also receive copies of our reports filed with the SEC by accessing the SEC’s website at http://www.sec.gov.

PROPOSAL #1: ELECTION OF DIRECTORS

Our bylaws were amended on April 3, 2014 to declassify our Board. All Board members are up for election for a one-year term at the Annual Meeting.

At the Annual Meeting, the stockholders will be asked to vote on the election of five members to the Board. On behalf of the Board, the Nominating and Governance Committee has nominated Charles F. Chambers, Roy G. Cohee, Brent Hathaway, Susan G. Reeves and Taylor Simonton, each for a one-year term as director. If elected, each director will hold office until his or her respective term expires and his or her respective successor is elected and has qualified, or his or her resignation from the Board.

The affirmative vote of a majority of the total votes cast for and against each of the nominees, assuming a quorum is present, is required to elect the directors. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the persons named in the accompanying proxy will vote the shares represented by that proxy for the nominees named below. Messrs. Chambers, Cohee, Hathaway, Simonton and Ms. Reeves are currently directors of the Company, as is Richard Dole who is not standing for re-election.

It is not anticipated that any nominees will become unable or unwilling to accept his or her nomination or election, but, if that occurs, the persons named in the proxy intend to vote for the election of such other person as the Board may recommend.

The following is biographical information regarding the nominee directors:

Nominees for Election

Charles F. Chambers, age 64, was appointed to Chief Executive Officer of the Company in March 2014. In addition to serving as Chief Executive Officer (“CEO”), Mr. Chambers also serves as Chairman of the Board. Mr. Chambers has spent 40 years in the upstream oil and gas business. From March 2012 to November 2013, he was the Managing Director of Castleton Commodities International LLC’s oil & gas Business, responsible for managing upstream business activities with a focus on building a domestic natural gas portfolio. From 2008 until March 2012, Mr. Chambers worked for Chambers Oil and Gas Inc, a company he founded, which sought oil and gas acquisition and investment opportunities. From 2005 to 2008, Mr. Chambers held various positions at Rosetta Resources Inc., including CEO. Prior to Rosetta Resources Inc., Mr. Chambers served as Executive Vice President of Calpine Corporation and managed its acquisition efforts. Prior to joining Calpine, Mr. Chambers held positions at C&K Petroleum, Sheridan Energy and Grand Gulf Production.

As our Chairman of the Board and CEO, Mr. Chambers brings leadership, knowledge and strategic experience and is well positioned to serve as a link between the Board and management. Mr. Chambers has over 40 of experience in the oil and gas industry, with experience and knowledge in strategy, raising capital, acquisition and divestitures, and corporate mergers. He played a critical role at both Rosetta Resources Inc. and Calpine Corporation in strategy development and execution, and will be instrumental in the Company’s long-term success.

Roy G. Cohee, age 65, has served as a director of the Company since 2001. Currently, Mr. Cohee is serving as the Lead Independent Director of the Board and is a member of the Compensation Committee and the Nominating and Governance Committee. He has been with C & Y Transportation Co. since its inception in 1966 and has served as President since 1986. C & Y Transportation Co., based in Casper, Wyoming, is a privately-held company focused on the transportation and storage of oil field equipment and supplies throughout the Western U.S. and Canada. Mr. Cohee served in the Wyoming Legislature from 1999 through 2010 in a variety of positions, including chairman of House Revenue, House Transportation and Highways, Select Committee on Local Government Finance, Capital Finance and Investments, Majority Floor Leader and Speaker of the House. Mr. Cohee attended Casper College.

Mr. Cohee’s service as President of a private Wyoming business for more than 20 years provides him with valuable business, leadership and management experience. He also has an in-depth knowledge of the oil and gas industry, Wyoming business environment, and both the federal and Wyoming political environment.

Brent Hathaway, age 53, has served as a director of the Company since 2008. Mr. Hathaway serves as Chairman of the Nominating and Governance Committee of our Board and a member of the Compensation Committee and the Audit Committee. He currently serves as Dean of the Lee Business School at the University of Nevada Las Vegas (“UNLV”) and previously served as Dean of the College of Business at the University of Wyoming from 2001 to 2013. He has had various leadership responsibilities at these universities since 2001. Mr. Hathaway was previously Vice President of Marketing and Sales, Aerospace Services (a $2.5 billion business unit of Honeywell International) and served as President and General Manager for Concord Inc. (a Case Corporation business unit). Prior to Case Corporation, he served as Branch Manager and Regional General Manager over field sales, service and support operations for a technology company, as well as consulting to that industry for five years. Mr. Hathaway has a Bachelor’s degree from Utah State University, a Master’s degree from Purdue University and a PhD from the University of Illinois.

Mr. Hathaway has strong leadership skills, having served as Dean of two business schools and as President of Concord Inc. He brings financial and governance expertise to the Board through his experiences at Honeywell and Concord Inc., where he had various leadership and oversight responsibilities for all business functions, including manufacturing, sales, human resources and accounting and finance. He also has experience with business acquisitions and the related organization integration, and regularly reviewed and analyzed strategic and financial statements of their business units. As Dean of the Lee Business School at the UNLV, Mr. Hathaway is responsible for the strategic direction, outreach and curriculum, which allows him to stay current on many developments, including economics, management, marketing and finance. Mr. Hathaway also has extensive knowledge of the Wyoming business and political environment.

Susan G. Reeves, age 55, has served as a director of the Company since July 2014.  She currently serves as Chairman of the Compensation Committee and is a member of the Audit Committee.  Ms. Reeves has been involved in the energy and financial services industries for over 25 years. Since 2004, she has served as president of Public Gas Partners (“PGP”), a non-profit company jointly owned by over 130 municipal gas distributors. PGP was created to secure economical, long-term wholesale natural gas supplies for its members. Under Ms. Reeves’ leadership, PGP has successfully closed 16 acquisitions consisting of more than 3,700 producing wells located in 12 states. Ms. Reeves has also served as the chief financial officer of the Municipal Gas Authority of Georgia (the “Gas Authority”) since 2002, where she oversees finance, accounting, risk management and information technology for the natural gas supplier. She is also responsible for all activities related to public debt offerings and is heavily involved in business development activities. Prior to her current roles with PGP and the Gas Authority, Ms. Reeves held a variety of leadership positions at eXchangeBridge, Inc., J.C. Bradford and Co., and Deloitte & Touche LLP. Ms. Reeves graduated from the University of Texas with highest honors and is a Certified Public Accountant in the State of Georgia.

During her career as a business and industry leader, Ms. Reeves has a proven track record of originating and executing large strategic ventures and acquisitions. Her experience with acquisitions, and her broad finance knowledge and experience are key attributes, among others, which make her well qualified to serve as a director of the Company.

Taylor Simonton, age 70, has served as a director of the Company since October 2013.  He currently serves as Chairman of the Audit Committee and is a member of the Compensation Committee and the Nominating and Governance Committee. He spent 35 years at PwC LLP, including 23 years as an audit partner in the firm’s Assurance Services practice, before retiring in 2001. Mr. Simonton was a partner for seven years in PwC’s National Professional Services Group, which handles the firm’s auditing and accounting standards, SEC, corporate governance, risk management and quality matters. During his career at PwC, he served as the engagement partner on the audits of several energy companies, including Total Petroleum (North America) Ltd., Hanover Petroleum Corporation, Amoco Colombia S.A. and Calvin Exploration, Inc. Mr. Simonton currently serves since May 2014 as a director and Audit Committee chairman of Advanced Emissions Solutions, Inc. Mr. Simonton also currently serves since 2008 as the lead director and Audit Committee chairman of BDCA Venture, Inc. (f/k/a Keating Capital, Inc.). From 2005 to May 2013, Mr. Simonton served as a director of Red Robin Gourmet Burgers, Inc., where he was a member of the Audit Committee, of which he was chair from October 2005 until June 2009, and a member of the Nominating and Governance Committee. He also previously served on the board of directors and as Audit Committee chairman of Zynex, Inc. from 2008 to January 2014 and Fischer Imaging Corporation from 2003 to 2007. Mr. Simonton is a director, past chairman and past president of the Colorado Chapter of the National Association of Corporate Directors (“NACD”) and is a NACD Board Leadership Fellow, NACD’s highest credential. He was awarded Colorado’s Outstanding Public Company Director in 2014 by the Denver Business Journal and the Colorado Chapter of NACD.  Mr. Simonton received his Bachelor of Science degree in Accounting from the University of Tennessee and holds an active Certified Public Accountant certificate.

Mr. Simonton has extensive accounting, audit and SEC reporting experience which makes him well qualified to serve as Chairman of the Audit Committee.  In addition, he brings valuable corporate governance experience to the Board from serving on public boards of varying sizes and through his activity with the NACD.

Required Vote; Recommendation of the Board

The affirmative vote of a majority of the total votes cast for and against each nominee, assuming a quorum is present, is required to elect each director.

The Board unanimously recommends a vote FOR the nominees for election as directors.

DIRECTOR COMPENSATION

Only non-employee directors (“Outside Directors”) receive compensation for their services as a director.

The Company’s compensation package for Outside Directors was as follows for the 12-month period beginning July 1, 2014 through June 30, 2015:

•

The base annual compensation provided to each non-employee director for board service is $90,000. Each non-employee director must receive at least 50% of such compensation in restricted stock, and may elect in 10% intervals to receive up to 100% of the compensation in restricted stock; the remainder is paid in cash in four equal installments on the first business day of each fiscal quarter.

•	The restricted stock vests 25% upon grant and an additional 25% on each first day of each of the three succeeding fiscal quarters.
•	The number of shares of restricted stock granted is based on the market price for the Company’s common stock on the date of grant.
•

The Chairs of the Compensation, Nominating and Governance and Audit Committees receive additional annual retainers of $10,000, $10,000 and $15,000, respectively. The payments are made in four equal installments occurring on the first business day of each quarter.

Each year, each director must make his or her election to receive compensation in stock for the 12-month period beginning July 1 and ending June 30 in writing prior to July 1 of the current year.

The Outside Directors elected to receive their subsequent compensation for the period July 1, 2014 through June 30, 2015 as follows:

•	Neil Bush – 50% cash, 50% stock
•	Roy G. Cohee – 40% cash, 60% stock
•	Richard Dole – 50% cash, 50% stock
•	Brent Hathaway – 40% cash, 60% stock
•	Susan G. Reeves – 50% cash, 50% stock
•	Taylor Simonton – 50% cash, 50% stock

Each director is also reimbursed for expenses incurred in attending meetings and for other expenses incurred on the Company’s behalf.

In April 2015, the Board amended the compensation program for Outside Directors for the 12-month period beginning July 1, 2015 as follows:

•	The base annual compensation will consist of $65,000 cash;
•	Each Outside Director will also receive 10,000 shares of restricted stock, which will vest 25% upon grant and an additional 25% on each first day of the three succeeding fiscal quarters;
•

The Chairs of the Compensation, Nominating and Governance and Audit Committees receive additional annual retainers of $10,000, $10,000 and $15,000, respectively. The Lead Independent Director will receive an additional annual retainer of $5,000.  The payments are made in four equal installments occurring on the first business day of each quarter.

The following table sets forth information concerning compensation paid to the Company’s Outside Directors during the calendar year ended December 31, 2014.

2014 Director Compensation Table

	Fees Earned or
Name	Paid in Cash	Stock Awards (1)	Total Compensation
Sigmund Balaban (2)	$27,500	$-	$27,500
Neil Bush (3)	33,750	56,250	90,000
Roy G. Cohee (4)	31,500	63,000	94,500
Richard Dole (5)	33,750	56,250	90,000
Brent Hathaway (6)	46,000	54,000	100,000
Taylor Simonton (7)	65,000	45,000	110,000
Susan G. Reeves (8)	27,500	45,000	72,500

(1)	Amounts listed are the aggregate grant date fair value of the stock awards.
(2)	Mr. Balaban retired from the Board in June of 2014. Mr. Balaban served as the Compensation Committee Chairman through June 30, 2014.
(3)

Mr. Bush was appointed to the Board on April 3, 2014, and in conjunction with his appointment, he was granted 3,641 shares of restricted stock.  He was also granted 17,442 shares of restricted stock on July 1, 2014.  As stock awards are recognized in the table above based on the grant date fair value, his 2014 calendar compensation is greater than his prorated annual director compensation. Mr. Bush resigned from the Board effective March 31, 2015.

(4)	Mr. Cohee was granted 24,419 shares of restricted stock on July 1, 2014.
(5)

Mr. Dole became an Outside Director on April 3, 2014, and he was granted 3,440 shares of restricted stock.  He was also granted 17,442 shares on July 1, 2014.  As stock awards are recognized in the table above based on the grant date fair value, his 2014 calendar compensation is greater than his prorated annual director compensation. Mr. Dole is not a nominee for the Board at the Annual Meeting.

(6)	Mr. Hathaway was granted 20,930 shares of restricted stock on July 1, 2014. Mr. Hathaway’s compensation includes $10,000 for serving as the Chairman of the Nominating and Governance Committee.
(7)

Mr. Simonton was granted 17,442 shares of restricted stock during 2014. Mr. Simonton’s compensation includes $10,000 for his service as Chairman of the Audit Committee, and a $5,000 award for the performance of services beyond his specified duties in 2014.

(8)

Ms. Reeves was elected to the Board effective July 1, 2014.  Ms. Reeves was granted 17,442 shares of restricted stock during 2014. Ms. Reeves’ compensation includes $2,500 for her service as Chairman of the Compensation Committee from July 1, 2014 through December 31, 2014.  As stock awards are recognized in the table above based on the grant date fair value, her 2014 calendar compensation is greater than her prorated annual director compensation.

OFFICERS OF THE COMPANY

The following table sets forth our current officers. Individual background information concerning each of these officers, except Mr. Chambers, follows the table.

Name	Age	Position with the Company
Charles F. Chambers	64	President and Chief Executive Officer
Adam Fenster	44	Chief Financial Officer
Gary Grinsfelder	65	VP, Mergers and Acquisitions
Carol A. Osborne	63	Corporate Secretary
Emily Maron	33	Assistant Corporate Secretary and Controller

Mr. Chambers’ background information appears under “Proposal #1: Election of Directors”.

Mr. Fenster was appointed Chief Financial Officer (“CFO”) in January 2014. Prior to joining the Company, Mr. Fenster owned a consulting firm since 2008, providing services in the areas of accounting, finance, operations and the development of startup companies. His clients have included several E&P companies, as well as midstream and downstream companies. Mr. Fenster has served as chief financial officer for several companies, most recently for a downstream fuel marketer. Mr. Fenster is a certified public accountant in the State of Colorado and began his career in the Denver office of KPMG LLP. Mr. Fenster has a Bachelor of Science degree in Business Administration from the University of Arizona.

Mr. Grinsfelder was appointed VP, Mergers and Acquisitions in November of 2014.  Mr. Grinsfelder is a highly qualified manager and geologist with four decades of deep experience across the E&P spectrum. He has special expertise in both geophysical evaluation of prospects, and in the economic review of prospects and properties. From October 2013 through November 2014, he owned a consulting firm, which sourced and evaluated development drilling opportunities for oil and gas companies and individuals.  From 2010 through 2013, he served as the Vice President of Exploration for LeFrak Energy Investors, LP.  From April 2007 through July 2008, Mr. Grinsfelder served as Vice President Exploration of TXCO Resources.  He was appointed president of TXCO Resources in July 2008, a position he held through 2010.  Shortly after his appointment as president, the company filed a federal Chapter 11 bankruptcy petition.  The Company sold its assets and dissolved in 2010.  He played a key role in the bankruptcy process, ensuring a positive outcome for all parties.  Mr. Grinsfelder also led all geological exploration efforts in the greater Gulf Coast area for OUTPUT Exploration, Inc from 1999 through 2007, including ground-breaking 3-D opportunities in South Texas which resulted in the discovery of over 250 Bcfe. Mr. Grinsfelder also currently serves as a director of Royale Energy, Inc.  Mr. Grinsfelder holds a Bachelor of Science degree in Geology from Southern Methodist University, and has completed multiple levels of advanced course work in related fields.  Mr. Grinsfelder is a member of the American Association of Petroleum Geologists, Houston Geological Society, Independent Petroleum Association of America and Society of Independent Professional Earth Scientists.

Ms. Osborne has served as the Corporate Secretary of the Company since January 1996 and previously served as the Assistant Secretary of the Company from December 1989 until January 1996. In addition, Ms. Osborne has served as our Casper office manager since 1981.

Ms. Maron was appointed to the position of Assistant Corporate Secretary in January 2010, and also currently serves as the Company’s controller since August 2013. She previously served as the Manager of Financial Reporting since 2008. Prior to joining the Company, Ms. Maron was employed for three years in the audit department of PwC. Ms. Maron is a Certified Public Accountant and has a Bachelor of Science degree in Business Administration from Colorado State University.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table summarizes certain information as of April 20, 2015 with respect to the beneficial ownership of our common stock, (i) by our directors, (ii) by our named executive officers, (iii) by stockholders known by us to own 5% or more of our common stock, and (iv) by all executive officers and directors as a group. As of April 20, 2015, we had 14,279,450 shares of our common stock issued and outstanding.  Amounts shown for our common stock include options that are currently exercisable or options and restricted stock that may become exercisable or vest within 60 days of April 20, 2015.

		As of April 20, 2015
Name and Address of Beneficial Owner	Class of Stock	Number of Shares		Percentage of Class Beneficially Owned
Roy G. Cohee	Common Stock	135,803	(1)	*
1675 Broadway, Suite 2200
Denver, CO 80202

Richard Dole	Common Stock	179,719		1.3%
1675 Broadway, Suite 2200
Denver, CO 80202

Brent Hathaway	Common Stock	94,226		*
1675 Broadway, Suite 2200
Denver, CO 80202

Susan G. Reeves	Common Stock	17,442		*
1675 Broadway, Suite 2200
Denver, CO 80202

Taylor Simonton	Common Stock	28,156		*
1675 Broadway, Suite 2200
Denver, CO 80202

Charles F. Chambers	Common Stock	681,077	(2)	4.7%
1675 Broadway, Suite 2200
Denver, CO 80202

Adam Fenster	Common Stock	42,308	(3)	*
1675 Broadway, Suite 2200
Denver, CO 80202

Gary Grinsfelder	Common Stock	42,735	(4)	*
1675 Broadway, Suite 2200
Denver, CO 80202

Directors and Officers as a group		1,332,992		9.3%
(10 persons)

Name and Address of Beneficial Owner	Class of Stock	Number of Shares		Percentage of Class Beneficially Owned

CrossCap Management, Inc.	Common Stock	847,653	(5)	5.9%
5831 San Felipe, Suite 230
Houston, TX 77057

* Less than one percent.

(1)  Includes 1,000 shares held by Barbara Cohee, Mr. Cohee’s spouse, and 37,647 shares held by the Roy G. and Barbara A. Cohee Revocable Trust.

(2)  Includes 528,634 shares of unvested restricted stock awards.

(3)  Includes 14,684 of unvested restricted stock awards and options held by Mr. Fenster to purchase 17,679 shares of common stock that are exercisable within 60 days of April 20, 2015.

(4)  Includes 42,735 shares of unvested restricted stock awards.

(5)  Information is based solely on a Schedule 13G dated February 3, 2014.

There are no shares of common stock pledged as security by any named executive officer, director, or director nominee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, executive officers, and holders of more than 10% of our common or preferred stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock, preferred stock or other equity securities. Based upon our review of the copies of reports furnished or otherwise available to the Company, we believe that during the year ended December 31, 2014, our officers, directors and holders of more than 10% of our outstanding common stock or preferred stock, as applicable, timely filed their reports, except as noted below due to administrative delays and errors:

The Form 4 was not filed timely for shares granted to Dr. Huffman on January 1, 2014;

The Form 4 was not filed timely for shares granted to Mr. Fenster on March 24, 2014;

The Form 4 was not filed timely for shares granted to Ms. Maron on March 25, 2014;

The Form 4 was not filed timely for shares granted to Dr. Huffman on April 3, 2014;

The Form 4 was not filed timely for shares disposed of by Ms. Maron on June 13, 2014;

The Form 4 was not filed timely for shares granted to William A. Sidwell, III on June 17, 2014;

The Form 3 and Form 4 were not filed timely for the appointment and corresponding shares granted to Gregory Whiting on June 17, 2014;

The Form 3 and Form 4 were not filed timely for the appointment and corresponding shares granted to Gary Grinsfelder on November 3, 2014;

In making these statements, we have relied upon the written representations of our directors and officers and review of all Section 16 filings with the SEC. All untimely filings were subsequently rectified.

CORPORATE GOVERNANCE

The business and affairs of the Company are managed under the direction of our Board. Our Board currently has six members: Charles F. Chambers (Chairman), Richard Dole (Vice Chairman), Roy G. Cohee (Lead Independent Director), Brent Hathaway, Susan G. Reeves and Taylor Simonton. Each director holds office until the expiration of his or her respective term and until the election and qualification of the director’s successor. At the Annual Meeting, the stockholders will be asked to elect Charles F. Chambers, Roy G. Cohee, Brent Hathaway, Susan G. Reeves and Taylor Simonton each to a one-year term to our Board. Mr. Dole will not be standing for re-election at the Annual Meeting.

The Board met 12 times during the year ended December 31, 2014, either in person or telephonically. Each director attended 100% of the Board meetings, with the exception of Mr. Bush who was excused from three meetings and Mr. Hathaway was excused from one.  The Company does not have a formal policy regarding directors’ attendance at the Annual Meeting; however, all directors are encouraged to attend. All directors, with the exception of Mr. Bush, attended the 2014 annual meeting held on June 17, 2014. In the interest of reducing corporate general and administrative expenses, nominees for director who reside outside of Houston, Texas are not anticipated to attend the Annual Meeting.

Director Independence

The Board has determined that Messrs. Cohee, Hathaway and Simonton, and Ms. Reeves each qualify as an “independent director” as defined under the listing requirements of the NASDAQ Global Select Market. The NASDAQ independence definition includes a series of objective tests. For example, an independent director may not be employed by us and may not engage in certain types of business dealings with the Company. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationship exists that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by the Company with regard to each director’s business and personal activities as they may relate to us and our management. Messrs. Chambers and Dole are not independent under NASDAQ listing standards. Mr. Chambers does not qualify as an independent director as he currently serves as our CEO. Mr. Dole does not qualify as an independent director as he served as our CEO through March 31, 2014, which is within the three year employment window prescribed by NASDAQ rules. In addition, as required by NASDAQ rules, the Board determined that the members of the Audit Committee each qualify as “independent” under special standards established by NASDAQ and the SEC for members of audit committees.

Lead Independent Director

In April 2014, the Company amended its bylaws to create a Lead Independent Director position. Currently, Mr. Cohee serves in such capacity. The Lead Independent Director must be independent, as determined in accordance with the independence requirements of the NASDAQ stock market rules, and will be elected annually by a majority of the Board. The Lead Independent Director serves as liaison between the Board and the independent directors. The Lead Independent Director also has the responsibilities delineated in our bylaws and such other responsibilities and duties as the Board may from time to time specify.

Leadership Structure of the Board

Currently, the Board believes that our CEO is best positioned to serve as Chairman, due to his ability to provide clear insight and direction of business strategies and plans to both the Board and management. The Board believes that the Company’s business strategies and plans can be most effectively executed if the Chairman is also a member of the management team. A single person, acting in the capacities of Chairman and CEO, provides unified leadership and focus. Although our Board has historically determined that combining the role of CEO and Chairman to be the most efficient and effective, we do not have formal guidelines that establish this approach as a policy. Therefore, the Board has the flexibility to separate the two roles in the future if it believes it is appropriate to do so.

The Company’s bylaws allow for a position of Vice Chairman of the Board (the “Vice Chairman”). Currently, Mr. Dole is serving in such capacity. The Vice Chairman is not an officer of the Company. He may preside, or may direct that the CEO or the president preside, at all meetings of the stockholders and at all meetings of the Board if the Chairman is not present. The Vice Chairman also exercises and performs such other powers as may be from time to time assigned to him or her by the Board or prescribed by the bylaws.  As Mr. Dole is not standing for re-election, this position is expected to be vacant following the Annual Meeting.

Risk Oversight

Management is responsible for implementing our financial and business strategies and assessing and managing the risks relating to our Company and its performance under those strategies on a daily basis. Our Board has oversight responsibility for all risks and has various programs in place in which it reviews, approves (where appropriate) and monitors the activities of the Company. This includes our strategies and plans, financial and business objectives, significant corporate actions, and performing assessments of major risks relating to our Company, including options to mitigate and address such risks. Our Board has primary responsibility for strategic and risk oversight. To assist the Board in discharging its oversight responsibilities, members of management report to the Board and its committees on areas of risk to our Company. Our Board delegates to its committees specific areas of risks inherent in their respective areas of oversight, and the committees provide reports to the full Board regarding their activities.

Our Audit Committee has oversight responsibility to review management’s financial risk management process, including the policies and guidelines used by management to identify, assess and manage the Company’s exposure to financial risk. The Audit Committee oversees control and fraud risk assessments, Code of Ethics compliance, and the whistleblower policy, among other areas. At least annually, management of the Company undertakes a financial and fraud risk assessment process to identify risks and develop plans to address them. The CFO reports directly to the Audit Committee at least quarterly to provide an update on management’s efforts to manage financial risk.

Our Compensation Committee oversees the management of risks associated with our executive compensation arrangements and evaluates the relationship between our compensation policies and practices and such risks to assure that those policies and practices do not incent undue risk taking. The Compensation Committee incorporates risk considerations, including the risk of loss of key personnel, as it evaluates the performance of our CEO and other executive officers, reviews management development and succession plans, and considers risks related to our compensation programs and policies.

Our Nominating and Governance Committee focuses on issues relating to Board composition, leadership structures and corporate governance matters and provides oversight of our internal corporate policies and processes.

In addition to receiving reports from the various committees regarding the risks considered in their respective areas, to ensure that our Board has a broad view of our strategy and overall risk management process, the Board reviews with management our strategic plans and the principal issues and risks that we may face, as well as the processes through which we manage risk, during at least one Board meeting per year. This enables the full Board to coordinate risk oversight, especially with respect to risk interrelationships.

Committees

The standing committees of the Board include the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, each consisting entirely of non-employee independent directors. The standing committees of the Board, including the members of each committee, are described below.

Audit Committee

The Audit Committee provides assistance to our Board in fulfilling its fiduciary obligations with respect to matters involving the accounting, financial reporting, and internal control and compliance functions of the Company. Our Audit Committee approves the engagement of an independent registered public accounting firm to audit the financial statements of the Company and perform other assigned duties. Further, our Audit Committee provides general oversight with respect to the accounting principles employed in financial reporting and the adequacy of the Company’s internal control. In fulfilling its responsibilities, our Audit Committee may rely on the reports, findings and representations of the Company’s auditors, legal counsel, and responsible officers.

The Audit Committee currently consists of Messrs. Simonton (Chairman), Hathaway and Ms. Reeves. Each member of the Audit Committee is “financially literate” as required by NASDAQ rules. The Audit Committee also includes at least one member, Mr. Simonton, who was determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules and to meet the qualifications of “financial sophistication” in accordance with NASDAQ rules. Stockholders should understand that these designations related to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board.

The Audit Committee met four times during the fiscal year ended December 31, 2014, and all members of the Audit Committee attended all of the meetings.

A copy of our Audit Committee’s report for 2014 can be found on page 18 of this Proxy Statement.

A copy of our Audit Committee charter is included on our website at www.escaleraresources.com/CorporateGovernance. The NASDAQ rules and the Audit Committee charter provide that the Audit Committee will review and assess the adequacy of the Audit Committee charter annually.

Compensation Committee

Our Compensation Committee carries out the responsibilities, and exercises the authority, of our Board with respect to matters relating to the compensation of executive officers and directors of the Company to the extent assigned by the Board. The Compensation Committee is generally responsible for:

•	Establishing and periodically reviewing the Company’s compensation philosophy and the adequacy of compensation plans and programs for executive officers and other Company employees;
•	Establishing compensation arrangements and incentive goals for executive officers and non-employee directors and administering compensation plans; and
•	Reviewing the performance of the executive officers and awarding incentive compensation and adjusting compensation arrangements as appropriate based on performance.

Our Compensation Committee conducts an annual review of our compensation program. The Compensation Committee held ten in-person or telephonic meetings during the year ended December 31, 2014.  The Compensation Committee currently consists of Ms. Reeves (Chairman), Messrs. Cohee, Hathaway and Simonton.  All members attended 100% of the meetings, with the exception of Mr. Cohee, who was excused from two meetings.

A copy of the Compensation Committee charter can be found on our website at www.escaleraresources.com/CorporateGovernance.

Nominating and Governance Committee and Director Nomination Process

The Nominating and Governance Committee provides assistance to the Board with respect to the following:

•	Identification, consideration and recommendation of qualified nominees to serve on our Board;

•	Development and oversight of our internal corporate policies and processes;

•	Facilitate periodic reviews, evaluation and performance of the Board’s and committees’ performance; and

Development and oversight of Board continuing education.

Currently Messrs. Hathaway (Chairman), Cohee and Simonton serve on the Company’s Nominating and Governance Committee. The Nominating and Governance Committee held four in-person or telephonic meetings during the year ended December 31, 2014 and all members of the committee participated in the meetings.

In selecting nominees for the Board, the Nominating and Governance Committee seeks members with a variety of experiences and expertise, and among other things will consider business experience in the industry in which the Company operates, financial expertise, independence from transactions with the Company, experience with publicly traded companies, experience with relevant regulatory matters in which the Company is involved, and reputation for integrity and professionalism. The Nominating and Governance Committee also will consider in good faith director candidates who meet the minimum qualifications and who are recommended by stockholders in accordance with the Company’s bylaws.

When considering potential director candidates for nomination or election, the Nominating and Governance Committee considers the following qualifications, among others, of each director candidate:

•	High standard of personal and professional ethics, integrity and values;

•	Training, experience and ability at making and overseeing policy in business, government and or education sectors;

•	The individual’s ability, diversity of background and experience and soundness of judgment who attained a position of leadership in their field of endeavor;

•	Willingness and ability to keep an open mind when considering matters affecting interests of the Company and its constituents;

•	Willingness and ability to devote the required time and effort to effectively fulfill the duties and responsibilities related to Board and Committee memberships;

•	Willingness and ability to serve on the Board for multiple terms, if nominated and elected, to enable development of a deeper understanding of the Company’s business affairs;

•	Willingness not to engage in activities that may create a conflict of interest with a director’s responsibilities and duties to the Company and its constituents; and

•	Willingness to act in the best interests of the Company and its constituents, and objectively assess Board, committee and management performance.

Our bylaws contain a specific provision regarding nominations made by stockholders for the election of directors. To be considered for nomination by the Nominating and Governance Committee at the next annual meeting of stockholders, the nominations must be made by stockholders of record entitled to vote, by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Corporate Secretary of the Company, at the Company’s principal business address, not fewer than 53 days nor more than 90 days prior to any meeting of the stockholders at which directors are to be elected. If fewer than 60 days’ notice of the meeting is given to stockholders, stockholders’ nominations for director must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Corporate Secretary of the Company at the Company’s principal business address not later than the close of business on the seventh day following the day on which notice of the meeting was mailed to stockholders. Each notice of nomination of directors by a stockholder must contain certain information about the proposed nominee, including name, age, business address and, if known, residence address of each nominee proposed in that notice, the principal occupation or employment for at least the five years preceding the date of the notice, the number of shares of the Company’s common stock beneficially owned by each nominee, and any arrangement, affiliation, association, agreement or other relationship of the nominee with any Company stockholder. The Nominating and Governance Committee will consider nominations for directors submitted by stockholders in accordance with the above procedure. The chairman of any meeting of our stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and that the defective nomination will be disregarded.

A copy of the Nominating and Governance Committee charter can be found on our website at http://www.escaleraresources.com/CorporateGovernance.

Diversity

The Board recognizes the importance of diversity in business experience, education, and professional skills in selecting nominees for director. The Board does not, however, have a formal policy concerning the consideration of diversity.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the Company’s financial reporting process, accounting principles, and internal controls as well as preparation of the Company’s financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”).  Hein, our independent registered public accounting firm, is responsible for performing audits of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing reports thereon. The Audit Committee is responsible for overseeing the conduct of these activities.

The Audit Committee has met and held discussions with management and Hein on a regular basis. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the independent registered public accounting firm without the presence of the Company’s management. The Audit Committee has reviewed and discussed with both management and Hein, the Company’s consolidated financial statements as of and for the year ended December 31, 2014, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Management advised the Audit Committee that the financial statements were prepared in accordance with GAAP.

The Audit Committee discussed with Hein the matters required to be discussed pursuant to Public Company Accounting Oversight Board (“PCAOB”) standards. Hein provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee has also discussed such independence with our independent registered public accounting firm. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of other non-audit services to the Company is compatible with maintaining auditor independence.

Based upon the reports, reviews and discussions as described above, the Audit Committee recommended that the Board approve the audited financial statements for inclusion in the Company’s annual report on Form 10-K for the year ended December 31, 2014, and the Board accepted the Audit Committee’s recommendation.

The Audit Committee

Taylor Simonton (Chairman)

Brent Hathaway

Susan G. Reeves

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or Exchange Act.

Employee Code of Business Conduct and Code of Ethics and Reporting of Accounting Concerns

We have adopted an Employee Code of Business Conduct and Ethics (the “Code of Conduct”). We require all employees to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interests.

The Code of Conduct includes a Code of Ethics for our CEO, our CFO, our Vice Presidents and all other financial officers and executives. This Code of Ethics supplements our Code of Conduct and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters. The Code of Conduct can be found on our website at http://www.escaleraresources.com/CorporateGovernance.

Further, we have established “whistle-blower procedures” that provide a process for the confidential submission, receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. These procedures provide substantial protections to employees who report company misconduct.

Stockholder Communications to the Board

Stockholders wishing to send communications to the Board may contact Charles F. Chambers, Chairman of the Board, at our principal executive office address. All such communications will be shared with the members of the Board, or if applicable, a specified committee or director

SUMMARY COMPENSATION TABLE

The following table sets forth in summary form the compensation earned by our CEO and the two most highly compensated executive officers as of December 31, 2014, each of whom had total compensation (as defined by the SEC) exceeding $100,000.  The table also includes our former CEO and an additional former executive officer that would have been included in the table, except that he was not serving as an executive officer at year-end. The individuals named below are referred to collectively as the “Named Executive Officers” or the “NEOs”.  We did not have any pension plans or nonqualified deferred compensation plans for the past two fiscal years. Therefore, we have not included columns for changes in pension value or changes in nonqualified deferred compensation earnings in the table below. There has been no compensation awarded to, earned by or paid to any employees required to be reported in any table or column in the fiscal years covered by any table, other than what is set forth in the following table:

Name and Principal Position	Year	Base Salary		Bonus (1)	Stock Awards (2)		Option Awards (2)	All Other Compensation (3)		Total

Charles F. Chambers Chief Executive Officer	2014	$262,500	(4)	$-	$681,157	(8)	$-	$10,000	(10)	$953,657

Adam Fenster Chief Financial Officer	2014	$186,000	(5)	$50,000	$50,000		$50,000	$-		$336,000

Gary Grinsfelder VP Mergers and Acquisitions	2014	$33,334	(6)	$6,667	$50,000		$50,000	$-		$140,001

Richard D. Dole	2014	$84,980	(7)	$-	$-	(9)	$-	$790,843	(11)	$875,823
Chief Executive Officer	2013	$339,900		$60,000	$-		$-	$25,500		425,400

Clark Huffman	2014	$231,750		$-	$78,666	(9)	$57,936	$295,871	(12)	$664,223
Senior VP Operations	2013	$231,750		$40,000	$-		$-	$23,175		$294,925

(1)	Stock award and stock option amounts reflect the aggregate grant date fair value of shares granted during each fiscal year.

(2)

The Board granted Mr. Dole and Dr. Huffman a discretionary bonus for their performance in 2013, which was paid in the form of a restricted stock award on February 28, 2014, which vested immediately. The discretionary bonus granted to Messrs. Fenster and Grinsfelder for their performance in 2014 was paid in cash on March 16, 2015

(3)

Represents amounts contributed by the Company under the Simplified Employee Pension Plan (“SEPP”), which provides a contribution equal to 10% of the employee’s base salary. This retirement plan is available to all employees after one year of service.

(4)

Mr. Chambers was appointed as CEO effective April 1, 2014.  Mr. Chambers annual base salary was $350,000 per year for the year ended December 31, 2014.  Mr. Chambers voluntarily reduced his base salary to $300,000 per year effective March 2015.

(5)

Mr. Fenster was appointed as CFO effective January 30, 2014.   Mr. Fenster’s base compensation includes $36,000 of compensation for consulting services for the period January 30, 2014 through March 31, 2014, at which time he became an employee of the Company.  Mr. Fenster’s annual base salary is $200,000 per year.

(6)	Mr. Grinsfelder was appointed as VP, Mergers and Acquisitions on November 3, 2014. Mr. Grinsfelder’s annual base salary is $200,000.

(7)	Mr. Dole terminated as CEO effective March 31, 2014.

(8)

The grant-date fair value of Mr. Chambers award is based on the most likely outcome of the performance conditions set forth in this award (see “Executive Compensation – Equity Grants” on page 22 for a description of the performance conditions).  If the full award were to be earned, the grant-date fair value would be $1,200,000.

(9)

Mr. Dole and Dr. Huffman were each granted a stock award on January 1, 2014 that would vest solely upon a change of control of the Company before December 31, 2014.  No value for these awards was included in the table based on the most likely outcome of the performance conditions set forth in this award on the grant date.  If the full award had been earned, the award value for Mr. Dole and Dr. Huffman would have been $324,960 and $172,083, respectively.

(10)	Prior to his appointment, Mr. Chambers received compensation of $10,000 for business development services.

(11)

In connection with Mr. Dole’s termination, subject to certain terms and conditions he is eligible to receive severance consisting of 24 months of base pay and reimbursement for healthcare premiums, estimated at $694,553.  The base payout began in October 2014 and will continue through September 2016. Mr. Dole received a pay-out for his accrued and unused vacation at termination totaling $49,290. Upon Mr. Dole’s termination, the Company entered into a consulting agreement with Mr. Dole to assist with the transition and other projects as needed.  He was paid consulting fees of $40,500.  The agreement was terminated in August 2014. Mr. Dole’s SEPP contribution was $6,500 for 2014.

(12)

In connection with Dr. Huffman’s termination, subject to certain terms and conditions, he is eligible to receive severance consisting of 12 months of base pay and reimbursement for healthcare premiums, estimated at $239,272. The payout of Dr. Huffman’s severance related to his base pay will occur beginning in January 2016.  Dr. Huffman received a pay-out for his accrued and unused vacation at termination totaling $33,424.  Mr. Huffman’s SEPP contribution was $23,175 for 2014.

Executive Compensation

The Company’s executive compensation program for 2014 for the NEOs consisted of an employment agreement with Mr. Chambers, while Messrs. Fenster and Grinsfelder have been provided terms sheets that identify key terms to their employment with the Company.

Employment Contracts as of December 31, 2014

Charles F. Chambers

On April 1, 2014 we entered into an Employment Agreement (“Agreement”) with Mr. Chambers, as our President and Chief Executive Officer. The following summarizes that Agreement.

Employment Period.

Mr. Chambers’ employment will continue until the Agreement is terminated by either Mr. Chambers or the Company. If the Agreement is terminated by the Company without “cause” (as defined below) or is terminated by Mr. Chambers for “good reason” (as defined below), Mr. Chambers will be entitled to the severance benefits described below. If the Agreement is terminated for cause (as defined below), there are no severance benefits payable to Mr. Chambers by the Company. Bonuses, if any, shall not be deemed to be accrued or part of any severance package unless and until the Board of Directors of the Company has declared and awarded a bonus to Mr. Chambers.

Base Salary.

As compensation to Mr. Chambers for the performance of his duties and obligations under this Agreement, the Company shall pay Mr. Chambers a base salary of $350,000 annually (the “Base Salary”), which will be paid in periodic installments in accordance with the Company’s standard payroll policies and subject to all federal, state and municipal withholding requirements.  Mr. Chambers voluntarily reduced his Base Salary to $300,000 effective March 2015.

Equity Grants.

On the effective date of the Agreement, the Company granted to Mr. Chambers (a) that number of restricted shares of the Company’s common stock having a fair market value of $400,000 at the date of grant with the grant being made pursuant to the Company’s Long Term Incentive Plan (“LTIP”) and an Award Agreement, and (b) that number of restricted shares of the common stock having a fair market value of $800,000 at the date of grant with such grant being made pursuant to the LTIP.

The shares granted pursuant to (a) above fully vest on the third anniversary of the grant date, provided that Mr. Chambers is employed by the Company throughout the three-year period.

The shares granted pursuant to (b) above will vest in the range of 0% to 100% if Mr. Chambers is employed by the Company through the three-year performance period and certain performance metrics thresholds are met related to (i) the percentage of reserve growth achieved from December 31, 2013 to December 31, 2016 relative to a 300% target and (ii) the percentage achievement of stock price growth relative to a target price of $7.50 per share (each of (i) and (ii) individually a “Metric”).

Below is a summary of the amount of the stock award under (b) above that would vest based on various scenarios:

•	If the achievement percentage of either Metric is in the range of 0% to 50%, no stock awards will vest;

•	If the achievement percentage of each Metric is at least 50% to 74.9%, 50% of the stock award will vest;

•	If the achievement percentage of each Metric is at least 75% to 99.9%, 75% of the stock award will vest; and

•	If the achievement percentage of each Metric is 100% or greater, 100% of the stock award will vest.

Bonus Awards.

In addition to receiving the Base Salary and the equity grants described above, Mr. Chambers may, in the sole discretion of the Board of Directors, be awarded such cash and/or non-cash bonuses from time to time as are approved by the Compensation Committee of the Board of Directors or by the Board of Directors directly. The annual bonus shall be based upon any annual cash incentive bonus plan and terms adopted by the Compensation Committee or the Board of Directors.

Employee Benefit Plans.

Mr. Chambers will be eligible to participate in any employee benefit plans provided by the Company as determined by the Board of Directors and as such plans may be changed from time to time, in accordance with the provisions of such plans, including, but not limited to, the Company’s qualified retirement plan and the Company’s stock incentive plans.

Death or Disability.

On the date of Mr. Chambers’ death or the date on which he incurs a disability, the Agreement and Mr. Chambers’ employment with the Company will automatically terminate. The Company will pay to Mr. Chambers’ estate (in the case of Mr. Chambers’ death) or to Mr. Chambers an amount equal to one-twelfth (1/12th) of the Base Salary on the last day of each month during the following six (6) month period. The term “Disability” means the absence of Mr. Chambers from his duties on a full time basis for an aggregate of 180 days within any given period of 270 consecutive days as a result of the incapacity of Mr. Chambers, despite any reasonable accommodation required by law, due to bodily injury or disease or any other mental or physical illness of Mr. Chambers.

Termination by the Company or by Mr. Chambers.

(a)Termination for Cause. The Agreement and Mr. Chambers’ employment with the Company may be terminated by the Company for “cause” at any time, without prior notice (except as indicated herein below) and without severance pay or severance benefits. For purposes hereof, “cause” at any time, without prior notice (except as indicated herein below) and without severance pay or severance benefits. For purposes hereof, “cause” means any of the following events:

(i)Any embezzlement or wrongful diversion of funds of the Company by Mr. Chambers.

(ii)A conviction of Mr. Chambers, or the entering of a plea of nolo contendere by Mr. Chambers, with respect to having committed a felony.

(iii)Acts of dishonesty or moral turpitude by Mr. Chambers that are determined by the Board of Directors to be detrimental to the Company.

(iv)Abandonment by Mr. Chambers of his job duties or repeated absences from the Company-directed tasks which are not otherwise excused by the Company.

(v)Competing with the Company or otherwise diverting away from the Company business opportunities intended for the Company or which could reasonably benefit the Company’s core business.

(vi)An unauthorized use of the Company’s name, trademark(s), service mark(s) or trade name(s), and all variations thereof and marks or names similar thereto, whether now or hereafter owned, licensed, or used by the Company.

(vii)Acts or omissions by Mr. Chambers which are detrimental to the business of the Company or an affiliate, the Company’s interests and/or the Company’s reputation.

(viii)Failure of Mr. Chambers to comply with reasonable and lawful directives and/or policies of the Company that remains uncured for a period of at least thirty (30) days following written notice from the Company or the Board of Directors or a committee thereof to Mr. Chambers of such alleged failure, which written notice describes in reasonable detail the nature of such alleged failure.

(ix)Any other material breach by Mr. Chambers of any agreement between Mr. Chambers and the Company that remains uncured for a period of at least thirty (30) days following written notice from the Company or the Board of Directors or a committee thereof to Mr. Chambers of such alleged breach, which written notice describes in reasonable detail the nature of such alleged breach.

(b)Termination Without Cause. The Company may terminate the Agreement and Mr. Chambers’ employment with the Company at any time without “cause”, upon providing written notice to Mr. Chambers. Upon such termination, Mr. Chambers shall have the rights set forth below.

(c)Termination for Good Reason. Notwithstanding any other provision of the Agreement, Mr. Chambers may terminate this Agreement and his employment with the Company for “good reason” 60 days after providing written notice to the Company of the “good reason” if the written notice is provided within 30 days following the first occurrence of the good reason event and the “good reason” is not cured within the 60 day period following the date of delivery of the Notice. “Good reason” means:

(i)A material breach by the Company of any agreement between Mr. Chambers and the Company that remains uncured for a period of at least sixty (60) days following written notice by Mr. Chambers to the Company of the breach.

(ii)A change of more than 60 miles in the Company’s principal place of business.

(iii)A material reduction in Mr. Chambers’ responsibilities or a Company mandated reduction in the Base Salary.

Upon termination by Mr. Chambers for good reason, Mr. Chambers shall have the rights set forth below.

(d)Termination Without Good Reason. Mr. Chambers may terminate the Agreement and employment with the Company at any time without “good reason”, upon providing written notice to the Company.

Severance Pay Provisions/Change in Control/Effect of Termination Without Cause by Company, or for Good Reason by Mr. Chambers.

(a)In the event the Agreement is terminated by the Company without “cause”, or is terminated by Mr. Chambers for “good reason”, then Mr. Chambers’ sole remedy and severance benefit shall be limited to payment from the Company to Mr. Chambers of an amount equal to one-twelfth (1/12th) of the Base Salary for each month during a twenty-four (24) month period following the date of termination and continuing health care benefits for a period of up to twenty-four (24) months following such termination.

(b)In the event of a Change in Control as defined below, if:

(i)Mr. Chambers’ employment with the Company is terminated without “cause” as defined above during the 12-month period immediately following a Change in Control, or

(ii)Mr. Chambers terminates his employment with the Company for “good reason” as defined above during the 12-month period following the Change in Control,

then Mr. Chambers shall be entitled to a lump sum payment in the amount equal to the sum of (x) three (3) times the Base Salary plus (y) 100% of the total amount of cash bonuses granted to Mr. Chambers in his capacity as an employee of the Company during the 36 month preceding the date of the Change in Control (collectively, the “Cash Change in Control Benefit”) and continuing health care benefits for a period of up to twenty-four (24) months) following such termination. The Cash Change in Control Benefit and continuing health care benefits shall be in lieu of any payment or benefits under any other severance or termination pay to which Mr. Chambers may be entitled under any Company severance or termination plan, program, practice or arrangement. Mr. Chambers’ entitlement to any other compensation or benefits shall be determined in accordance with any Company employee benefit plans and any other applicable programs, policies and practices then in effect in which Mr. Chambers’ participates.

For purposes of the Agreement, a “Change in Control” means the occurrence of any of the following events:

(i) If any one person, or more than one person acting as a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934), acquires ownership of the Common Stock that, together with stock held by such person or group, constitutes more than fifty (50) percent of the total fair market value or total voting power of the Common Stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than fifty (50) percent of the total fair market value or total voting power of the Common Stock, the acquisition of additional Common Stock by the same person or persons is not considered to cause a Change in Control. An increase in the percentage of Common Stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property shall be treated as an acquisition of Common Stock for purposes of the Agreement. The Agreement applies only when there is a transfer of Common Stock (or issuance of Common Stock) and stock in the Company remains outstanding after the transaction;

(ii) If a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election; or

(iii) If there is a change in the ownership of a substantial portion of the Company’s assets, which shall occur on the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty (40) percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that a sale of a substantial portion of the Company’s assets in the ordinary course of business and investment of the proceeds into similar assets for use in the business of the Company shall not constitute a change in the ownership of a substantial portion of the Company’s assets for purposes of this provision. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

See the table below “Potential Payments Under Termination or Change in Control.”

Mr. Chambers has agreed to customary confidentiality, non-competition and non-solicitation provisions which generally have 18-month terms.

Other Named Officers

We entered into binding Employment Term Sheets (the “Term Sheets”) during 2014 with two of our named officers, Adam Fenster, our CFO, and Gary Grinsfelder,  our VP Mergers and Acquisitions.

The following sets forth the material provisions of the Term Sheets:

Element	Provisions
Proposed Term	No specific employment term; relationship is that of “at will” employment, which will be reevaluated on an annual basis.
Renewal Term	N/A
Base Salary	$200,000.
Annual Bonus

The bonus has a threshold of 20% of base salary, a target of 50% of base salary, and a maximum of 100% of base salary. For the first year, the annual bonus will be discretionary with the Board of Directors, with no specific performance metrics.

Equity Plan Participation

The equity award will be 50% of base salary, and consists of one-half stock options and one-half restricted stock units. For the first year, both equity vehicles have a 3-year graded time-based vesting schedule (i.e., 1/3 will vest each year). Awards will be made on an annual basis.

Benefits	Eligible to participate in all plans for employees and senior executives.
Restrictive Covenants

During term of employment and for 12 months thereafter, the employee is subject to non-competition, non-solicitation of employees, and non-disparagement covenants. The non-competition clause will be limited to the geographic areas in which the Company operates.

Termination by the Company for Cause or Voluntary Resignation (other than for “Good Reason”)	Employee will be entitled to all vested and accrued but unpaid benefits through the date of termination.
Termination Without Cause

Employee will be paid severance of six month of base salary plus 1/2 annual bonus (the greater of current target bonus or prior year actual bonus). Additionally, the employee will be credited with one additional year of vesting for any outstanding unvested equity awards.

Termination in Connection with a Change in Control

Employee will be paid severance equal to two times the sum of base salary plus annual bonus (the greater of current target bonus or prior year actual bonus). Additionally, the vesting of all outstanding equity awards will be accelerated. Finally, the employee will be entitled to continued medical benefits for two years. The above provisions will require both a change in control, and a termination within 12 months of the qualifying event (i.e., double trigger).

Termination for “Good Reason”

Employee will be entitled to the same severance as a termination in connection with a change in control. Termination for “Good Reason” includes:

1. A material diminution of the executive’s title, authority, status, duties or responsibilities; or

2. A change in the location of the company’s principal office to a location more than 35 miles from the previous location.

The Compensation Committee is currently evaluating a suspension or modification of the Equity Plan Participation component of the term sheets in light of the Company’s current common stock price.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning the current status and value of individual grants of equity to the Company’s NEOs as of December 31, 2014. For further discussion regarding our stock-based compensation plans, refer to Note 8 in the Notes to Consolidated Financial Statements in Item 15 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

			Option Awards					Stock Awards
Name of Executive and Principal Position	Grant Date (1)		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
Charles F. Chambers	3/24/2014	(1)						176,211	$ 91,630	352,423	$183,260

Adam Fenster	3/24/2014	(2)	-	48,617	$2.27	3/24/2019		22,026	$ 11,454

Gary Grinsfelder	11/3/2014	(2)	-	113,847	$1.17	11/3/2019		42,735	$ 22,222

Clark Huffman	6/14/2010		10,000	-	$4.80	3/31/2015	(3)
	1/3/2011		4,860	-	$5.10	3/31/2015	(3)

(1)

Award cliff vests on March 24, 2017 if the service and performance metrics are achieved.  Refer to “Executive Compensation - Equity Grants” on page 22 for details of the vesting provision of Mr. Chamber’s award.

(2)	Awards vests in three annual equal installments beginning one year from the date of grant.

(3)	Dr. Huffman terminated from the Company effective December 31, 2014. All vested stock options expired 90 days after termination.

STOCK PLANS

The 2002 Stock Option Plan

In December 2001, our Board approved our 2002 Stock Option Plan (the “2002 Plan”), which subsequently was approved by our stockholders. Pursuant to the 2002 Plan, we may grant options to purchase an aggregate of 300,000 shares of our common stock to key employees, directors, and other persons who have or are contributing to our success. The options granted pursuant to the 2002 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or non-qualified options. The 2002 Plan is administered by an option committee that determines the terms of the options subject to the requirements of the 2002 Plan. The option committee may be the entire Board or a committee of the Board. At December 31, 2014 options to purchase 12,500 shares of common stock were outstanding under the 2002 Plan.

2003 Stock Option and Compensation Plan

In November 2002, our Board approved our 2003 Stock Option and Compensation Plan (the “2003 Plan”), which was subsequently approved by our stockholders. Pursuant to the 2003 Plan, we may grant options to purchase an aggregate of 300,000 shares of our Common stock to key employees, directors, and other persons who have or are contributing to our success. The options granted pursuant to the 2003 Plan may be incentive options qualifying for beneficial tax treatment for the recipient or they may be non-qualified options. The 2003 Plan is administered by an option committee that determines the terms of the options subject to the requirements of the 2003 Plan, except that the option committee did not administer the 2003 Plan with respect to automatic grants of shares and options to Outside Directors. The option committee may be the entire Board or a committee of the Board. In the past, Outside Directors automatically received options to purchase 5,000 shares pursuant to the 2003 Plan at the time of their election as an Outside Director and thereafter on the first business day after each annual meeting of stockholders if still an Outside Director at that time. These Outside Director options are exercisable at the time of grant, and the exercise price for these options is equal to the fair market value of our common stock on the date of grant. Under the 2003 Plan, all options granted to Outside Directors expire three years after the date of grant. The 2003 Plan also provided that Outside Directors would receive 2,000 shares of common stock on each July 1st that they were an Outside Director. At December 31, 2014, options to purchase 5,000 shares of common stock were outstanding under the 2003 Plan.  As described above, the Board has since modified the form of compensation that the Outside Directors receive for their services.

2007 Stock Incentive Plan

In 2006, our Board and the stockholders of the Company approved the 2007 Stock Incentive Plan. The 2007 Plan authorizes the Board, or an Option Committee of the Board, to grant options, restricted stock, stock appreciation rights, or any combination thereof. The Board or the Option Committee will determine the recipients of these awards by considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, and other matters. The 2007 Plan provides that no more than 500,000 shares of our common stock may be issued for awards under the Plan. If there is any change in the Company’s common stock by reason of any stock exchange, merger, consolidation, reorganization, recapitalization, stock dividend, reclassification, split-up, combination of shares or otherwise, then the Board or Option Committee will make adjustments to the aggregate number and kind of shares subject to the 2007 Plan, and the number and kind of shares and the price per share subject to the outstanding awards in order to preserve, as nearly as practical, but not to increase, the benefits to participants. If an award granted under the 2007 Plan lapses, expires, terminates or is forfeited, surrendered or canceled without having been fully exercised or without the issuance of all the shares subject to the award, the shares covered by such award will again be available for use under the 2007 Plan. At December 31, 2014, stock awards and options to purchase 270,727 shares of common stock were outstanding under the 2007 Plan and stock awards and options to purchase an additional 227,074 shares could be granted under the 2007 Plan. Awards may be made to any employee, officer or director of the Company and its related companies, or any other person who provides services to the Company and its related companies.

The 2007 Plan will be administered by the Board or an Option Committee, which shall consist of the Board or a committee of the Board as the Board may from time to time designate. Currently, the Board has designated the Compensation Committee of the Board to serve as the Option Committee to administer the 2007 Plan.

2010 Stock Incentive Plan

In 2010, our Board and the stockholders of the Company approved the 2010 Stock Incentive Plan. The 2010 Plan authorizes the Board, or an Option Committee of the Board, to grant options, restricted stock, stock appreciation rights, or any combination thereof. The Board or the Option Committee will determine the recipients of these awards by considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, and other matters. The 2010 Plan provides that no more than 2,000,000 shares of our common stock may be issued for awards under the Plan. If there is any change in the Company’s common stock by reason of any stock exchange, merger, consolidation, reorganization, recapitalization, stock dividend, reclassification, split-up, combination of shares or otherwise, then the Board or Option Committee will make adjustments to the aggregate number and kind of shares subject to the 2010 Plan, and the number and kind of shares and the price per share subject to the outstanding awards in order to preserve, as nearly as practical, but not to increase, the benefits to participants. If an award granted under the 2010 Plan lapses, expires, terminates or is forfeited, surrendered or canceled without having been fully exercised or without the issuance of all the shares subject to the award, the shares covered by such award will again be available for use under the 2010 Plan. At December 31, 2014, stock awards and options to purchase 1,620,425 shares of common stock were outstanding under the 2010 Plan and stock awards and options to purchase an additional 379,235 shares could be granted under the 2010 Plan. Awards may be made to any employee, officer or director of the Company and its related companies, or any other person who provides services to the Company and its related companies. The 2010 Plan terminates on December 31, 2020.

The 2010 Plan will be administered by the Board or an Option Committee, which shall consist of the Board or a committee of the Board as the Board may from time to time designate. Currently, the Board has designated the Compensation Committee of the Board to serve as the Option Committee to administer the 2010 Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2014 with respect to shares of common stock that may be issued under our existing equity compensation plans. We have four active equity compensation plans—The 2002 Stock Option Plan, the 2003 Stock Option and Compensation Plan, the 2007 Stock Incentive Plan and the 2010 Stock Incentive Plan.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation plans approved by security holders	369,543	$2.36	1,084,923
Equity Compensation plans not approved by security holders	--	--	--

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions.

The Company has not implemented a formal written policy concerning the review of related party transactions, but compiles information about transactions between the Company and its directors and officers, their immediate family members, and their affiliated entities, including the nature of each transaction and the amount involved. The Board annually reviews and evaluates this information with respect to directors as part of its assessment of each director’s independence. There were no transactions with any related person (as defined by the SEC) requiring disclosure as defined by the SEC or the NASDAQ Global Select Stock Market listing standards during the year ended December 31, 2014.

PROPOSAL #2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

As described in greater detail under the heading “Executive Compensation,” we seek to closely align the interests of our NEOs with the interests of our stockholders. Our compensation programs are designed to encourage growth in our reserves and profitability while focusing on achieving attractive returns on capital in order to enhance long-term stockholder value.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board or the Compensation Committee of the Board. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a vote against our NEO compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address our stockholders’ concerns.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation, the Summary Compensation Table and the other related tables and disclosure.”

Required Vote; Recommendation of the Board

An affirmative vote of a majority of total votes cast for or against this proposal, assuming a quorum is present, is necessary to approve this Proposal #2. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board unanimously recommends a vote FOR the approval of the compensation of our NEOs, as disclosed in this Proxy Statement.

PROPOSAL #3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hein has been appointed by the Audit Committee, which is composed entirely of independent directors, to be the Company’s independent registered public accounting firm for 2015. A resolution will be presented at the meeting to ratify Hein’s appointment. If the stockholders do not ratify the appointment of Hein, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee.

Representatives of Hein will be available telephonically at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

Required Vote; Recommendation of the Board of Directors

An affirmative vote of the majority of votes cast for or against ratification, assuming a quorum is present, is necessary to approve this proposal. Abstentions will have no effect on the outcome of this proposal.

The Board unanimously recommends that the stockholders vote FOR the ratification of the appointment of Hein as the Company’s independent registered public accounting firm for 2015.

MATTERS RELATED TO THE INDEPENDENT REGISTERED ACCOUNTING FIRM

The following table presents fees for professional services rendered by Hein for the audit of the Company’s annual financial statements for the years ended December 31, 2014 and 2013, and fees for other services rendered by Hein during those periods:

	2014	2013
Audit fees	$194,100	$189,270
Audit-related fees	-	-
Tax fees	25,375	27,050
Total	$219,475	$216,320

Audit Fees

The aggregate audit fees billed for professional services rendered by Hein were for audit work performed in the annual audit of the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including quarterly reviews, consents and assistance with and review of documents filed with the SEC in 2014 and 2013.

Audit-Related Fees

Audit-related fees are generally for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisition and special procedures to meet certain regulatory requirements. No such fees were incurred in 2014 or 2013.

Tax-Related Fees

The aggregate tax-related fees billed by Hein in each of 2014 and 2013 were for professional services for tax compliance, tax advice or tax planning.

All Other Fees

No fees constituting “other” fees were incurred in 2014 or 2013.

Audit Committee Pre-Approval

Our Audit Committee’s policy is that either (i) the Audit Committee shall pre-approve all auditing and non-auditing services of the independent registered public accounting firm, subject to de minimis exceptions for services other than audit, review or attest services that are approved by the Audit Committee prior to completion of the audit; or engaging the independent registered public accounting firm pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service. The Audit Committee pre-approved 100% of Hein’s fees for audit services in year 2014 and 2013. Fees for audit-related services performed by Hein in years 2014 and 2013 were not recognized by us at the time of the engagement to be non-audit services. Except as indicated above, there were no fees other than audit fees for years 2014 and 2013, and the auditors performed all the services described above with their full-time permanent employees.

VOTING PROCEDURES

Votes at the Annual Meeting are counted by an inspector of election appointed by the Board or the chairman of the meeting. If a quorum is present, a majority of the votes cast is required for approval of Proposals #1, #2 and #3. Abstentions by those present at the Annual Meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a stockholder returns his or her proxy card and withholds authority to vote on any matter, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2015 fiscal year, proposals by individual stockholders must be received by us no later than December 15, 2015. If a shareholder desires to bring other business before the 2016 annual meeting without including such proposal in the Company’s proxy statement, the shareholder must notify the Company in writing on or before April 1, 2016.

In addition, under Rule 14a-4(c)(1) of the Exchange Act, the proxy solicited by the Board for the next annual meeting of stockholders following the end of our 2015 fiscal year will confer discretionary authority on any stockholder proposal presented at that meeting unless we are provided with notice of that proposal on or no later than February 28, 2016.

OTHER BUSINESS

Our management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. If any other business should come before the Annual Meeting, the persons named in the enclosed form of proxy will vote such proxy according to their judgment on such matters.

Dated: April 23, 2015

Carol A. Osborne

Corporate Secretary

*    *    *    *    *

ESCALERA RESOURCES CO.

For the Annual Meeting of Stockholders

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Charles Chambers and Adam Fenster, or either of them, as proxies with full power of substitution to vote all the shares of the undersigned with all the powers which the undersigned would possess if personally present at the annual meeting of stockholders of Escalera Resources Co. (the “Company”) to be held on June 16, 2015, at 10:00 A.M. (Central Time) at the offices of the offices of Norton Fulbright Rose LLP, Fulbright Tower, 1301 McKinney, Suite 5100, Houston, Texas 77010 or any adjournments thereof, on the following matters:

☒ Please mark votes as in this example.

1.	The Company’s Board of Director’s recommends a vote “FOR” each of the nominees listed below.

ELECTION OF THE FOLLOWING DIRECTORS AS MEMBERS OF OUR BOARD OF DIRECTORS FOR ONE YEAR TERMS TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN THE YEAR 2016.

Director Nominees:
	For	Against	Abstain
Charles F. Chambers	◻	◻	◻

Roy G. Cohee	◻	◻	◻

Brent Hathaway	◻	◻	◻

Susan G. Reeves	◻	◻	◻

Taylor Simonton	◻	◻	◻

2.	The Company’s Board of Director’s recommends a vote “FOR” each of Proposals 2 and 3.

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation, the Summary Compensation Table and the other related tables and disclosure.

◻ FOR◻ AGAINST◻ ABSTAIN

3.	RATIFY THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

◻ FOR◻ AGAINST◻ ABSTAIN

4.

The proxies are, and each of them hereby is, authorized to vote in accordance with the recommendation of the Company’s Board of Directors or, if no recommendation is given, in their discretion, upon such other business as may properly come before the meeting.

◻ YES◻ NO◻ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW◻

Unless contrary instructions are given, the shares represented by this proxy will be voted “FOR” each of the nominees listed in Proposal 1 and “FOR” each of Proposals 2, 3 and 4.

This proxy is solicited on behalf of the Board of Directors of Escalera Resources Co.

Dated:

Signature:

Signature:

Signature if held jointly

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)